Exhibit 99.2


                        UNITED STATES OF AMERICA
                     SURFACE TRANSPORTATION BOARD
                    _________________________________

                        FINANCE DOCKET NO. 33134
                    _________________________________

                   NORTH CAROLINA RAILROAD COMPANY --
                  PETITION TO SET TRACKAGE COMPENSATION
                    AND OTHER TERMS AND CONDITIONS --
                    NORFOLK SOUTHERN RAILWAY COMPANY,
                    NORFOLK & WESTERN RAILWAY COMPANY
                     AND ATLANTIC AND EAST CAROLINA
                             RAILWAY COMPANY
                    _________________________________

                  PETITION TO SET TRACKAGE COMPENSATION



                       EXPEDITED ACTION REQUESTED


          Pursuant to Part 1117 of the Board's Rules, 49 C.F.R.
Section 1117, North Carolina Railroad Company ("NCRR"), a common carrier by railroad subject to the Interstate Commerce Act, 49
U.S.C. Sections 10101 et seq., hereby petitions the Board to institute a proceeding to determine the compensation and other terms and conditions for the continued operation over NCRR's rail lines by Norfolk Southern Railway Company (together with its predecessor railroads, "NS"), Norfolk & Western Railway Company ("N&W") and the Atlantic and East Carolina Railway Company ("A&EC" or, together with N&W and NS, "NS"), three common carriers by railroad that are wholly owned subsidiaries of Norfolk Southern Corporation. NCRR also requests that the Board bifurcate the proceeding into two phases: in the first phase, the Board should determine the appropriate methodology for valuing the NCRR Line.
In the second phase, the Board should apply that methodology to the facts of this case. Finally, NCRR requests that the Board prescribe a procedural schedule for the first phase of the proceeding.

         NCRR is a North Carolina corporation, 75 percent of whose stock is owned by the State of North Carolina. NCRR's rail lines (collectively, the "NCRR Line") are situated entirely in North Carolina and extend approximately 317 miles between Charlotte, in Mecklenburg County, and Morehead City, in Carteret County, through the cities of Greensboro, Raleigh and Goldsboro. NS has operated the NCRR Line pursuant to two operating lease agreements that expired by their own terms on December 31, 1994 and January 1, 1995. Despite lengthy negotiations and a conditional agreement submitted to NCRR's shareholders, the parties have been unable to reach agreement on terms that are acceptable to NCRR's shareholders. NCRR is thus seeking the prescription of appropriate terms by the Board.

         Under the Interstate Commerce Act, 49 U.S.C.
Section 11323(a)(6), this Board has exclusive jurisdiction to determine certain terms and conditions under which NS may continue to operate over the NCRR Line in the absence of an agreement between the parties, including a reasonable rental. Thompson v. Texas
Mexican Railway Co., 328 U.S. 134, 147-50 (1946).  While
continuing to operate the NCRR Line, NS has ceased all rental payments to NCRR. Because the rental income from use of the NCRR
Line is NCRR's primary source of revenue, NS's refusal to continue rent payments poses an immediate threat to NCRR's very subsistence. It is therefore imperative that the Board: (a) expeditiously institute a proceeding to determine the reasonable rental for use of the line; and (b) set interim compensation pending the ultimate determination of a reasonable rental in that proceeding. NCRR is simultaneously filing a petition seeking such interim relief.

         In support of its petition, NCRR states as follows:

         1. NCRR is a corporation incorporated by, and under the laws of, the State of North Carolina. Seventy-five percent (75%) of the stock of NCRR is owned by the State of North Carolina and twenty-five percent (25%) of the stock is owned by private shareholders. Pursuant to its charter, NCRR was organized to provide transportation by rail carrier.

         2. Norfolk Southern Railway Company, a common carrier by railroad incorporated in the Commonwealth of Virginia, is a wholly owned subsidiary of Norfolk Southern Corporation, a railroad holding company incorporated in Virginia.

         3. NCRR is currently a non-operating common carrier by railroad. NCRR owns and has operated in the past a line that is entirely situated in the State of North Carolina and extends for a distance of about 317 miles between the city of Charlotte, in Mecklenburg County, and the city of Morehead City, in Carteret County. From Charlotte the NCRR Line extends in a northeasterly direction to Greensboro, from there in a southeasterly direction to Raleigh, from Raleigh in a southeasterly direction to Goldsboro, and from there in a southeasterly direction to Morehead City. Part of the NCRR Line forms a part of the Norfolk Southern main line between Washington, D.C. and Atlanta, GA. A map of the NCRR Line is attached as Exhibit 1 hereto.

         4. NCRR itself operated the Charlotte-Goldsboro segment of the NCRR Line until 1871. A predecessor of NCRR, Atlantic & North Carolina Railroad Company, operated the Goldsboro-Morehead City portion of the NCRR Line until 1904 and for the period 1935-39. See, e.g., Atlantic & North Carolina R.R. Lease, 233 I.C.C. 644-45 (1939); Norfolk Southern R.R. Receivers Abandonment, 221 I.C.C. 258-59 (1937).

         On August 16, 1895, NCRR and the Southern Railway Company, a predecessor of NS, executed an agreement modifying an 1871 agreement with Southern's predecessor, whereby NCRR leased to Southern the segment of the NCRR Line between Charlotte and Goldsboro including, among other things, the line's "superstructure, roadbed and right of way incident thereto," including all "rights, franchises, and privileges," for a term of ninety-nine years from January 1, 1896, the date of effectiveness of the Agreement. See August 16, 1895 Agreement at p. 2 (Exhibit
3). The rental agreed upon by the parties consisted primarily of an annual amount that was set at $266,000 for each year from January 1, 1896 to December 31, 1901, and at $286,000 for each year thereafter for the 99-year term of the lease. In addition, Southern was obligated to pay all taxes and assessments on the leased line.

         Southern was also obligated to maintain the leased
line in "equally as good condition and repair as the property is at the date of this lease, or to keep, in the place of the same, like things of equally good condition and repair." Id. at 5. NS was also required to return to NCRR at the end of the contract's term "the said railroad, road-bed, superstructure, depot, house, buildings, shops, engines, cars, fixtures and other property, and all and every part thereof, in like good condition and repair; or other property, when any part of said property shall be worn out, destroyed or abandoned, as good in quality and substance and in like good order and repair." Id. Furthermore, the Agreement specified that NS would have no claim "for any improvement of said property conveyed by this lease, over the condition of the said property at the date of this lease, but all such improvements shall be and remain the property of [NCRR] ... ."
Id.

         5.   On August 30, 1939, the Atlantic and North
Carolina Railroad Company and the Atlantic and East Carolina Railway Company, a predecessor of NS, executed a lease agreement whereby the Atlantic and North Carolina Railroad Company leased to NS the segment of the NCRR Line between Goldsboro and Morehead City for a term of 25 years. The leased property included, among other things, the line's "superstructure, road bed [and] right of way incident thereto." Aug. 30, 1939 Lease and Indenture at 2 (Exhibit 4). The annual rental was initially set at $60,500, as augmented by a percentage of 1 1/2% to 4% of the lessee's incremental operating revenues if these revenues exceeded certain prescribed levels. The lessee agreed to maintain the line and return it at the termination of the lease in like good condition and repair. See id. at 8.

         6. The Aug. 30, 1939 lease agreement was approved by the Commission in Atlantic & North Carolina R.R. Lease, 233 I.C.C. 644 (1939). The annual rental was revised by indenture agreements executed on July 1, 1943 and January 1, 1951. See Atlantic & North Carolina R.R. Lease, 257 I.C.C. 811 (1944). By an amended lease agreement executed on August 19, 1954, the parties agreed to extend the lease by one-year periods upon notice given by the lessee for a term of years to end on December 31, 1994. The August 19, 1954 amended lease agreement was approved by the Commission in Atlantic & North Carolina R.R. Lease, 290 I.C.C. 802 (1954).

         7. Both of the lease agreements under which NS has operated the NCRR Line expired by their own terms on December 31, 1994 and January 1, 1995. The parties initiated negotiations with respect to a new lease in 1992 and, after three years of negotiations finally reached a conditional Lease Extension Agreement in August, 1995 retroactive to the expiration dates of the prior leases. The Agreement was subject to, among other things, approval of NCRR's stockholders, including approval by a majority of the outstanding shares of NCRR's private shareholders (i.e., shareholders other than the State of North Carolina). A meeting of the NCRR private shareholders was held on December 15, 1995. Certain shareholders, who believed that the rent and property settlement specified in the conditional agreement was substantially below market value, organized an effort to defeat the agreement through a boycott of the shareholders meeting, which would prevent the formation of a quorum.

         8. At the shareholders meeting the inspector of elections announced that the State of North Carolina and 50.4 percent of the private shareholders were represented in person or by proxy. A vote was thus held and a majority of those shareholders voting voted to approve the Agreement.

         9. The validity of the meeting, however, was challenged in the United States District Court for the Eastern District of North Carolina on the ground that no quorum was in fact present. On July 29, 1996, the Court found that there was no quorum at the meeting and permanently enjoined NCRR from implementing the terms of the Agreement. See Rucker v. McNair, No. 5:95-CV-1054-B0(2) (E.D.N.C. July 29, 1996). A copy of the district court's decision is attached hereto as Exhibit 5. As a result, the parties have failed to reach agreement on compensation and other terms for NS's use of the NCRR Line.1/

         1/ In Finance Docket No. 32820, NCRR and NS jointly filed a petition for a lease extension based on the conditional Lease Extension Agreement. Because the conditions to the Agreement have not been satisfied, that exemption has now become moot and NCRR reserves its rights to take any appropriate action if necessary.

         10. NS is still operating the Line, despite the absence of any agreement with NCRR. For the first seven months of 1996, NS paid NCRR $680,700 monthly. On August 9, 1996, however, NS advised NCRR that it would no longer pay rent under the conditional Lease Extension Agreement. As of that date, therefore, NS has not been paying to NCRR any rent whatsoever.

         11. It is undisputed that NCRR owns certain of the assets comprising the NCRR Line, including, without limitation, the roadbed, track and right of way. Ownership rights with respect to certain other assets are in dispute between NCRR and NS.

         12. On September 20, 1996, NCRR filed a complaint (Exhibit 2 hereto, without attachments) with the Superior Court of Wake County, North Carolina, a court having jurisdiction to adjudicate these disputed questions of title, property ownership and other claims. In that complaint, NCRR has asked the court to determine that NCRR is entitled to all improvements, betterments, additions and properties related to the NCRR Line. A copy of the complaint filed with the Superior Court is attached hereto as
Exhibit 6.

          13.  NS continues to operate over the NCRR Line, and
has not requested authority from the Commission to discontinue
service over any portion of it.2/   To the best of NCRR's
knowledge, NS has continued to maintain the NCRR Line and pay the other expenses of operation related thereto.

         2/ Part of the line is now operated by N&W pursuant to a notice of exemption filed by N&W and its parent NS in Finance Docket No. 32961. NCRR has filed a petition to revoke that exemption.

         14. When an agreement under which a tenant carrier operates over the line of a landlord carrier expires and the parties fail to agree on rental compensation, the Commission has exclusive jurisdiction to determine the reasonable rental compensation for continued use of the line under 49 U.S.C.
Section 11343.  Texas-Mexican Railway Co., 328 U.S. at 146-47, 149.

                             RELIEF REQUESTED

         On the basis of the foregoing, NCRR respectfully requests that the Board institute a proceeding under the modified procedure, 49 C.F.R. Section 1112, to fix a reasonable rental for NS's operation over the NCRR Line, for the future and retroactively to January 1, 1995 -- the time of expiration of the lease agreements between NCRR and NS. Consistent with past practice in trackage compensation cases, the Board should bifurcate the proceeding:
the methodology for valuing the line should be developed in the first phase and applied to the facts in a second phase. As the Commission has found, "it would be less burdensome on all concerned to resolve any disputes as to the proper methodology before having the parties submit the actual data to be used in determining the valuation base and interest rental rate."
Atchison, Topeka & Santa Fe Railway Company -- Operating Rights
-- Southern Pacific Transportation Co., 8 I.C.C.2d 297, 304
(1992). NCRR also requests that the Board adopt the following schedule pursuant to its modified procedure for the first phase of the proceeding:

         Opening brief and        60 days from service of
         evidence of NCRR         Order instituting proceeding

         Reply brief and          30 days from date due of
         evidence of NS           opening brief

         Rebuttal brief and       20 days from date due of
         evidence of NCRR         reply brief

NCRR also requests that the Board retain any and all information pertaining to the NCRR Line that has been reported or will be reported by NS to the Board.

                                  Respectfully submitted,

                                  /s/Betty Jo Christian
Scott M. Saylor                   Betty Jo Christian
General Counsel                   Pantelis Michalopoulos
North Carolina Railroad           STEPTOE & JOHNSON
Company                           1330 Connecticut Avenue, NW
3200 Atlantic Avenue              Washington, DC  20036
Suite 110                                   (202) 429-3000
Raleigh, North Carolina 27604
                                  Attorneys for North Carolina
                                       Railroad Company

Dated:   September 23, 1996

                        UNITED STATES OF AMERICA
                      SURFACE TRANSPORTATION BOARD
                    _________________________________

                        FINANCE DOCKET NO. 33134
                    _________________________________

                    NORTH CAROLINA RAILROAD COMPANY --
                  PETITION TO SET TRACKAGE COMPENSATION
                     AND OTHER TERMS AND CONDITIONS --
                     NORFOLK SOUTHERN RAILWAY COMPANY,
                     NORFOLK & WESTERN RAILWAY COMPANY
                      AND ATLANTIC AND EAST CAROLINA
                             RAILWAY COMPANY
                   _________________________________

                      PETITION FOR INTERIM RELIEF

         By a Petition to set trackage compensation, filed on the same date in this proceeding, North Carolina Railroad Company ("NCRR") has asked the Board to prescribe the compensation and other terms for the continued operation by Norfolk Southern Railway Company ("NS"), Norfolk & Western Railway Company ("N&W") and the Atlantic and East Carolina Railway Company ("A&EC" or, with NS and N&W, "NS") over lines owned by NCRR after expiration of a lease. By this Petition for Interim Relief, NCRR respectfully requests that the Board grant interim compensation and prescribe certain other interim terms during the pendency of this proceeding. The requested relief is of the utmost importance to NCRR because, in the absence of any agreement between NCRR and NS regarding NS's continued use of NCRR's 317-mile line, NS has ceased making any rental payments to NCRR. The line here at issue is NCRR's principal asset, and the rent previously received from NS constitutes the bulk of its total income. In these circumstances, NCRR simply cannot afford to await the outcome of this compensation proceeding before receiving any further rent whatsoever.

         As explained below, for a period of 19 months after expiration of the old leases, NS continued to pay rent to NCRR:
NS voluntarily paid rental for 1995 in the amount of $8 million. It also continued to pay rent at a level of $680,700 per month through July, 1996. While NCRR does not believe this amount is adequate as permanent compensation, and the Agreement setting forth this amount was not approved by NCRR's shareholders, it does provide an appropriate minimum basis for a prescription of interim compensation. NCRR thus requests that the Board set interim compensation at $680,700 per month net of all maintenance, capital improvements, taxes and assessments -- the level paid by NS during the period from January through July, 1996. Since NS itself voluntarily paid this level of compensation for some 19 months, the amount can fairly be regarded as a minimally acceptable amount for NS to continue to pay during the pendency of this proceeding and related state court proceeding.

                                BACKGROUND

         NCRR is a corporation incorporated by, and under the laws of, the State of North Carolina. Seventy-five percent of the stock of NCRR is owned by the State of North Carolina and twenty-five percent is owned by private shareholders. NCRR receives no financial support from the State and in the past virtually all of its total income has consisted of compensation received from NS for its use of the NCRR line. See pp. 8-9, infra.

          NCRR's rail lines (collectively, the "NCRR Line") are situated in the State of North Carolina and extend for approximately 317 miles between Charlotte, in Mecklenburg County, and Morehead City, in Carteret County, through the cities of Greensboro, Raleigh and Goldsboro, together with certain branch lines. Those lines are described more fully in NCRR's petition to set trackage compensation and other terms and conditions, filed simultaneously in this proceeding.

         NS has operated the NCRR Line pursuant to two operating lease agreements that expired by their own terms on December 31, 1994 and January 1, 1995. One agreement, executed in 1895 for a 99-year term, covered the 223-mile segment of the NCRR Line between Charlotte and Goldsboro and provided for semi-annual payments of $143,000 to NCRR, for an annual rental of $286,000 per year. The 1895 agreement did not contain an escalator clause or contemplate any adjustment for inflation. As a result, the compensation paid to NCRR has been unchanged for 99 years. The second agreement, executed in 1939 and amended in 1943, 1951 and 1954, covered the 94-mile segment of the NCRR Line between Goldsboro and Morehead City. That agreement provided for an annual rental of $66,500, which could be incrementally augmented if NS's annual revenue from the line exceeded $475,000 by certain percentages of the incremental revenues. At the time of its expiration the compensation under that second lease was approximately $300,000 per year.

         Prolonged and intense negotiations between the parties led to a conditional Lease Extension Agreement approved by the Directors of NCRR in August 1995. The Agreement provided for a base annual rental of $8,000,000 for use of the NCRR Line, retroactive to January 1, 1995, with annual adjustments for inflation, based on the Implicit Price Deflator for the Gross Domestic Product ("IPD-GDP") for years beyond December 31, 1995. It also contemplated a $5 million one-time settlement payment from NS to NCRR, in exchange for NCRR's release of NS from a claim for NS's obligation to return to NCRR certain property upon expiration of the Leases.

         Among other things, the Agreement also contained extensive provisions governing the rights and obligations of the parties for various environmental liabilities and expenses.
Under these provisions, NS agreed to indemnify NCRR for any violation by NS of applicable environmental laws and regulations. NS also undertook primary responsibility for performing all of NCRR's environmental obligations, subject to NCRR's oversight.

         The conditional Agreement was approved by NS. It was also submitted to a vote and approved at a shareholders meeting convened by NCRR on December 15, 1996, although the quorum margin for the meeting was very slim as a result of a shareholder boycott. The vote, however, was invalidated on July 29, 1996 by an Order of the United States District Court for the Eastern District of North Carolina, on the basis that a quorum was not present at the meeting. There are no on-going negotiations with NS and the Directors of NCRR do not believe that shareholder approval of the proposed lease agreement is possible.


                                 ARGUMENT

     I.  The Board Has the Power to Set Interim Compensation
         Pending Final Determination of a Petition to Fix
         Compensation for Operation of a Line

              In the absence of an agreement between the landlord and tenant carriers as to the terms for continued operations after expiration of a lease, the Board has exclusive jurisdiction to fix a reasonable rental. Thompson v. Texas Mexican Railway Company, 328 U.S. 134, 147-50 (1946). By its Petition filed simultaneously in this docket, NCRR is requesting that the Board exercise this jurisdiction and fix reasonable compensation for NS's continued use of the NCRR Line.

              The power to prescribe interim compensation is inherent in the Board's authority to fix a reasonable rental. Just last year the former ICC explained that, once its jurisdiction to prescribe compensation for use of a rail line is established, it has broad discretion to arrive at an appropriate level of compensation. Consistent with that discretion, it may prescribe an interim rate of compensation pending its final determination, especially in light of "the time it takes to develop a record and decide a compensation dispute on the merits." See F.D. No. 32467, National Railroad Passenger Corporation and Consolidated Rail Corporation -- Application Under Section 402(a) of the Rail Passenger Service Act For An Order Fixing Just Compensation, (served July 25, 1995), slip op. at 8.1/ See also Supplemental Order No. 4 to Service Order No. 1516, Dardannelle & Russelville R.R. -- Authority to Operate -- Lines of Arkansas Midland R.R. (served Nov. 28, 1994) (setting interim compensation pending ultimate determination by the Commission), pet. for review pending in F.D. No. 32625, Dardanelle & Russellville R.R. v. Surface Transportation Board, No. 96-3352 (8th Cir.).

         1/ The Commission's jurisdiction there derived from the Rail
            Passenger Service Act. Nevertheless, the Commission clearly has the same degree of discretion once its jurisdiction to prescribe compensation is establised, no matter whether it derives from the Rail Passenger Service Act or, as here, from the Interstate Commerce Act.

         Similarly, in Docket No. 41201, Chicago and North Western Transportation Co. Petition for Declaratory Order -- Right of Independent Action as to Car Hire Rates and Rules (slip op. served Sept. 13, 1994), pet. for review dismissed, Southern Pacific Transportation Co. v. ICC, 69 F.3d 583 (D.C. Cir. 1995), the Commission held that it may prescribe an interim car hire rate pending final determination of a fair level for that rate. See also Joint Petition for Rulemaking on Car Hire Compensation, 9 I.C.C.2d 1090, 1094-95 (1993) (prescription of interim car hire rates is consistent with the Interstate Commerce Act, which authorized the agency to prescribe rates giving the car's owner a fair return on its cost), pet. to reopen denied, 10 I.C.C.2d 181 (1994), pet. for review dismissed, Southern Pacific, 69 F.3d 583 (D.C. Cir. 1995).

         By the same token, the Board here clearly has the power to prescribe interim compensation pending a final determination of a fair level of compensation for NS's continued use of NCRR's line.

         II. Interim Compensation at the Level that NS Has Paid for the Past 19 Months Should Be Prescribed Here

         Prescription of interim compensation is clearly warranted in the unique circumstances presented here. In the case of a large railroad, another carrier's use of a line for "free" during the pendency of a compensation proceeding might be a matter of little significance, since the compensation ultimately prescribed by the Board will be retroactive.2/ To NCRR, however, it is a matter of overwhelming importance. The line here at issue is NCRR's only line of railroad, and the source of the vast bulk of its total income. Indeed, NCRR's only other assets consist of certain small parcels of land in Charlotte, Morehead
City, and New Bern, North Carolina, some of which are leased.

        2/ See, e.q., Arkansas & Missouri Pacific R.R., 6 I.C.C.2d
           619, 630 (1990), pet. for review denied, Missouri Pacific R.R. v. ICC, 23 F.3d 531 (D.C. Cir. 1994).

         Attached to this Petition are excerpts from NCRR's
1995 Annual Report setting forth NCRR's sources of revenue.
As the Annual Report reveals, NCRR's only income for 1995, apart from the compensation received from NS for the use of the line here at issue and certain extraordinary one-time items, was approximately $90,000 of rental income for the lease of certain small parcels of land. This includes an annual payment of $81,319 for three discrete parcels in the City of Charlotte, leased to NS; and monthly payments of approximately $700 for the lease of miscellaneous other parcels of property (this miscellaneous rental income has modestly increased to approximately $15,000 annually for
1996). Even at its past abysmally low level, the rental received from NS for its use of this line constituted most of NCRR's total income.

         In this circumstance, the ability to receive a minimally adequate rental now, in the form of interim compensation, will be critical to NCRR's ability to finance this proceeding, particularly in view of Norfolk Southern's substantial financial resources. Absent such interim compensation, NCRR would find itself in the predicament of borrowing to finance the proceeding and thereby incurring substantial interest expense if financing is even available on acceptable terms. Given the length of time often consumed by trackage compensation proceedings, interim relief is a matter of major importance.3/

         3/ For example, in F.D. No. 22218, Atchison, Topeka &
            Santa Fe Ry. -- Operating Agreement -- Southern Pacific Transportation Co., more than two years elapsed between the landlord's May 15, 1991 Petition to Reopen and the Commission's July 8, 1993 order approving a joint stipulation of the parties. In F.D. No. 31281, Arkansas and Missouri R.R. v. Missouri Pacific R.R., more than four years elapsed between the landlord's May 5, 1988 Complaint and the Commission's June 5, 1992 decision fixing a reasonable rental. See Arkansas & Missouri, 8 I.C.C.2d 567 (1992).

         It is also important to note that among the people ultimately injured by the present situation are the taxpayers of North Carolina. As previously noted, 75% of the stock of NCRR is owned by the State of North Carolina.

         With respect to the amount of the interim
compensation, it is clear that the rent provided in the now-expired century-old leases cannot be an appropriate measure. All parties agree that the level of fixed compensation set forth in those agreements -- approximately $600,000 -- is wholly inadequate. This is not surprising, given the fact that much of this rental was agreed to almost
100 years ago and has not been changed since.4/   Thus, NS
itself agreed in the Conditional Lease Extension Agreement (which was rejected as inadequate by NCRR's private shareholders) to a base annual rental of $8 million on a "net" basis -- over 13 times the past amount.

         4/ The 1895 agreement contained no provision for any adjustment whatsoever for inflation.

         NCRR submits that, in the circumstances of this case, the most appropriate measure of interim compensation is the amount that NS itself voluntarily paid for the seven months prior to the district court's decision invalidating the NCRR shareholders vote -- $680,700 per month net of all maintenance, capital improvements, taxes and assessments on the lines. The Board should also require NS to continue to maintain the assets, make capital improvements, and pay all taxes and assessments.

         The situation here is similar to that in F.D. No.
32467, Conrail-Amtrak (slip op. served Jul. 25, 1995). In that case, in setting interim compensation for Amtrak's use of Conrail's lines, the Commission decided that it is reasonable to accept the compensation rate developed from the tenant's own formula. See id. at 10. The Commission explained:

Based on the parties' submissions, it is clear that Conrail is significantly underpaid..... An interim payment order at the rate derived from Amtrak's "new" SFGT formula will provide Conrail with some reflief while the Commission takes the time necessary to arrive at a thoughtful decision on the merits.

Id.
         Similarly, in Missouri-Kansas-Texas R.R. v. Kansas City Terminal Ry., 104 I.C.C. 203, 204-05 (1925), upheld on other grounds, United States v. ICC, 71 F.2d 336 (D.C. Cir.
1934), aff'd, 294 U.S. 50 (1935), the Commission was asked to set reasonable terms for the use of a terminal facility. The railroad instituting the proceeding had elected not to adopt a previous operating agreement with the landlord, just as the requisite approval of the Lease Extension Agreement by NCRR's shareholders is here lacking. In issuing an emergency service order, the Commission set interim compensation at the level set forth in the operating agreement, pending final determination of reasonable terms for the use of the facilities.

         In this case, it is grossly unfair for NS to continue to use NCRR's line while paying nothing whatsoever for that privilege. The Board should promptly afford NCRR the necessary relief by ordering the payment of interim compensation during the pendency of this proceeding.


                             RELIEF REQUESTED

         On the basis of the foregoing, NCRR respectfully requests that the Board set interim compensation for NS's continued operations over NCRR's line at no less than $680,700 per month net of all maintenance, capital improvements, taxes and assessments on the line retroactive to the rental due for August 1996.

                                  Respectfully submitted,

                                  Respectfully submitted,

                                  /s/ Betty Jo Christian
Scott M. Saylor                   Betty Jo Christian
General Counsel                   Pantelis Michalopoulos
North Carolina Railroad           STEPTOE & JOHNSON
Company                           1330 Connecticut Avenue, NW
3200 Atlantic Avenue              Washington, DC  20036
Suite 110                                   (202) 429-3000
Raleigh, North Carolina 27604
                                  Attorneys for North Carolina
                                       Railroad Company
Dated:   September 23, 1996